Exhibit 99.1
FOR IMMEDIATE RELEASE
January 25, 2024
For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Keith Suchodolski, Senior Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500
KEARNY FINANCIAL CORP. ANNOUNCES SECOND QUARTER FISCAL 2024 RESULTS
AND DECLARATION OF CASH DIVIDEND

Fairfield, N.J., January 25, 2024 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported a net loss for the quarter ended December 31, 2023 of $9.0 million, or $0.14 per diluted share, compared to net income of $9.8 million, or $0.16 per diluted share, for the quarter ended September 30, 2023. Earnings for the current quarter were adversely impacted by a number of non-recurring items, as discussed in further detail below.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on February 21, 2024, to stockholders of record as of February 7, 2024.

Craig L. Montanaro, President and Chief Executive Officer, commented, “This quarter we executed strategies, as described in further detail below, to enhance our balance sheet, liquidity position, risk profile and asset quality metrics. In addition, we have begun to see deposit pressures ease, while run-rate non-interest expense remains very well controlled. As we look ahead, we remain laser-focused on sustainable growth in core loan and deposit relationships, while continuing to further leverage our recently implemented, best-in-class, digital banking platform.”
Strategic Actions Taken During the Quarter Ended December 31, 2023
Investment Securities Repositioning
As previously announced, the Company executed the sale of $122.2 million of its available-for-sale (“AFS”) debt securities. The sale resulted in a pre-tax net loss of $18.1 million and had a nominal impact on tangible book value, as the loss was previously reflected in capital via accumulated other comprehensive loss. Proceeds from the sale were utilized to retire higher-cost wholesale funding and to reinvest in loans yielding approximately 7.0%.

Bank-Owned Life Insurance (“BOLI”) Restructuring
The Company initiated a restructuring of its BOLI portfolio in which $103.4 million of policies yielding 2.1% were exchanged or surrendered and replaced with policies yielding 4.1%. As a result of this restructure, the Company recognized tax expense of $5.7 million and exchange charges of $573 thousand, partially offset by a non-recurring increase in cash surrender value of $4.8 million.

Resolution of Non-performing Assets (“NPAs”)
At December 31, 2023, the Company was under contract to sell a $12.0 million Other Real Estate Owned (“OREO”) asset that was subsequently sold in January 2024. Proceeds from the sale were immediately redeployed into interest earning assets and will improve forward-looking earnings thru the reduction of net OREO expenses, which totaled approximately $469 thousand for the quarter ended December 31, 2023.
In addition, the Company reclassified three non-performing commercial real estate loans to loans held-for-sale as a result of its intent to sell these assets in the near term. These loans are attributable to one borrower relationship and had a fair value of $9.7 million at December 31, 2023.
Hedging Activities
As part of the ongoing strategy to manage interest rate risk and support earnings, the Company added $500.0 million of derivative notional, comprised of $200.0 million of cash flow swaps and $300.0 million of interest rate floor spreads, all of which mature in two years or less. Collectively, these derivatives hedge a portion of the Company’s wholesale funding position and mitigate the interest rate risk associated with a modest decrease in short-term interest rates.

Balance Sheet
•Total assets were $7.90 billion at December 31, 2023, a decrease of $72.2 million, or 0.9%, from September 30, 2023.
•Investment securities totaled $1.29 billion at December 31, 2023, a decrease of $73.2 million, or 5.4%, from September 30, 2023. The decrease for the quarter was largely driven by the sale of available-for-sale debt securities, as discussed above.
•Loans receivable totaled $5.75 billion at December 31, 2023, an increase of $9.6 million, or 0.2%, from September 30, 2023.
•BOLI totaled $260.9 million at December 31, 2023, a decrease of $33.6 million, or 11.4%, from September 30, 2023. The decrease for the quarter was largely attributable to the surrender of $43.2 million of BOLI policies, as discussed above, that did not settle until January 2024.
•Deposits were $5.32 billion at December 31, 2023, a decrease of $114.5 million, or 2.1%, from September 30, 2023. Excluding a decrease of $154.5 million in brokered certificates of deposits, deposits increased $40.0 million, or 0.8%, from September 30, 2023.
•The aggregate amount of uninsured deposits at the Bank was $1.81 billion at December 31, 2023. Excluding collateralized deposits of state and local governments and deposits of the Bank’s wholly-owned subsidiary and holding company, the aggregate amount of uninsured deposits was $694.5 million, or 13.1% of total deposits.
•Borrowings were $1.67 billion at December 31, 2023, an increase of $40.1 million, or 2.5%, from September 30, 2023.
•At December 31, 2023, the Company maintained available secured borrowing capacity of $1.78 billion, of which $1.38 billion was immediately accessible via in-place collateral and $400.8 million represented the market value of unpledged securities.
Earnings
Net Interest Income and Net Interest Margin
•Net interest margin contracted 16 basis point to 1.94% for the quarter ended December 31, 2023. The decrease for the quarter was driven by an increase in the cost of interest-bearing liabilities and a decrease in the average balance of interest-earning assets, partially offset by a higher yield on interest-earning assets.
•For the quarter ended December 31, 2023, net interest income decreased $3.3 million to $35.8 million from $39.2 million for the quarter ended September 30, 2023. Included in net interest income for the quarters ended December 31, 2023 and September 30, 2023, respectively, was purchase accounting accretion of $640,000 and $650,000, and loan prepayment penalty income of $185,000 and $267,000.
Non-Interest Income
•For the quarter ended December 31, 2023, non-interest income decreased $15.2 million from the quarter ended September 30, 2023 to a loss of $11.2 million. The decrease was primarily attributable to a pre-tax loss of $18.1 million related to the investment securities portfolio repositioning, as discussed above.
•Income from BOLI increased $4.3 million to $6.0 million for the quarter ended December 31, 2023 from $1.7 million for the quarter ended September 30, 2023. The increase was largely attributable to non-recurring income related to the BOLI restructure, as discussed above.
•Included in other income for the quarter ended December 31, 2023 were non-recurring losses of $974,000 attributable to the write-down of one OREO property, as discussed above. No such losses were recorded during the quarter ended September 30, 2023. OREO income for the quarter ended December 31, 2023 was $182,000.
Non-Interest Expense
•For the quarter ended December 31, 2023, non-interest expense remained flat at $29.8 million compared to the quarter ended September 30, 2023.
•Included in other expenses for the quarter ended December 31, 2023 were OREO expenses totaling $651,000.

Income Taxes
•Income tax expense totaled $1.8 million for the quarter ended December 31, 2023 compared to $3.3 million for the quarter ended September 30, 2023. The decrease in income tax expense was due to lower pre-tax income, primarily attributable to realized losses on the sale of securities, as discussed above, partially offset by $5.7 million of tax expense related to the surrender of BOLI policies, as discussed above.
Asset Quality
•The balance of non-performing assets decreased $1.1 million to $49.8 million, or 0.63% of total assets, at December 31, 2023, from $50.9 million, or 0.64% of total assets, at September 30, 2023. Adjusting for the sale of the OREO asset completed in January 2024, the non-performing assets decrease to $37.8 million, or 0.48% of total assets.
•Net charge-offs totaled $4.1 million, or 0.29% of average loans, on an annualized basis, for the quarter ended December 31, 2023, compared to $2.1 million, or 0.15% of average loans, on an annualized basis, for the quarter ended September 30, 2023. The charge-offs recorded during the quarter ended December 31, 2023 were primarily driven by the reclassification of three non-performing loans to held-for-sale status, reflecting the Company’s intent to sell these assets, as discussed above. Of the $4.1 million of net charge-offs recorded during the quarter ended December 31, 2023, $1.7 million had previously been individually reserved for within the allowance for credit losses.
•For the quarter ended December 31, 2023, the Company recorded a provision for credit losses of $2.1 million, compared to $245,000 for the quarter ended September 30, 2023. The provision for credit loss expense for the quarter ended December 31, 2023 was primarily attributable to charge-offs on the three commercial real estate loans, as discussed above.
•The allowance for credit losses (“ACL”) was $44.9 million, or 0.78% of total loans, at December 31, 2023, compared to $46.9 million, or 0.81% of total loans, at September 30, 2023. The decrease in the ACL was largely attributable to a reduction in reserves for individually evaluated loans, resulting from the charge-offs noted above.
Capital
•During the quarter ended December 31, 2023, the Company repurchased 687,140 shares of common stock at a cost of $4.7 million, or $6.88 per share.
•On November 7, 2023, the Company announced the completion of its ninth stock repurchase plan which authorized the repurchase of 4,000,000 shares. Such shares were repurchased at a cost of $34.9 million, or $8.74 per share.
•For the quarter ended December 31, 2023, book value per share increased $0.19, or 1.5%, to $13.23 while tangible book value per share increased $0.16, or 1.6%, to $9.93. These increases were largely driven by a decrease in accumulated other comprehensive loss.
•At December 31, 2023, total stockholders’ equity included after-tax net unrealized losses on securities available for sale of $88.6 million, partially offset by after-tax unrealized gains on derivatives of $24.6 million. After-tax net unrecognized losses on securities held to maturity of $10.0 million were not reflected in total stockholders’ equity.
•At December 31, 2023, the Company’s tangible equity to tangible assets ratio equaled 8.32% and the regulatory capital ratios of both the Company and the Bank were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

This earnings release should be read in conjunction with Kearny Financial Corp.’s Q2 2024 Investor Presentation, a copy of which is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com and via a Current Report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.
Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Category: Earnings

Linked-Quarter Comparative Financial Analysis
Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2023	September 30, 2023	Variance or Change	Variance or Change Pct.
Assets
Cash and cash equivalents	$73,860	$57,219	$16,641	29.1%
Securities available for sale	1,144,175	1,215,633	(71,458)	-5.9%
Securities held to maturity	141,959	143,730	(1,771)	-1.2%
Loans held-for-sale	14,030	3,934	10,096	256.6%
Loans receivable	5,745,629	5,736,049	9,580	0.2%
Less: allowance for credit losses on loans	(44,867)	(46,872)	(2,005)	-4.3%
Net loans receivable	5,700,762	5,689,177	11,585	0.2%
Premises and equipment	45,928	46,868	(940)	-2.0%
Federal Home Loan Bank stock	83,372	81,509	1,863	2.3%
Accrued interest receivable	30,258	29,766	492	1.7%
Goodwill	210,895	210,895	—	—%
Core deposit intangible	2,189	2,323	(134)	-5.8%
Bank owned life insurance	260,869	294,491	(33,622)	-11.4%
Deferred income taxes, net	46,116	56,500	(10,384)	-18.4%
Other real estate owned	11,982	12,956	(974)	-7.5%
Other assets	136,242	129,865	6,377	4.9%
Total assets	$7,902,637	$7,974,866	$(72,229)	-0.9%

Liabilities
Deposits:
Non-interest-bearing	$584,130	$595,141	$(11,011)	-1.9%
Interest-bearing	4,735,500	4,839,027	(103,527)	-2.1%
Total deposits	5,319,630	5,434,168	(114,538)	-2.1%
Borrowings	1,667,055	1,626,933	40,122	2.5%
Advance payments by borrowers for taxes	16,742	16,907	(165)	-1.0%
Other liabilities	46,427	47,324	(897)	-1.9%
Total liabilities	7,049,854	7,125,332	(75,478)	-1.1%

Stockholders' Equity
Common stock	645	652	(7)	-1.1%
Paid-in capital	493,296	497,269	(3,973)	-0.8%
Retained earnings	444,561	460,464	(15,903)	-3.5%
Unearned ESOP shares	(21,889)	(22,375)	486	2.2%
Accumulated other comprehensive loss	(63,830)	(86,476)	22,646	26.2%
Total stockholders' equity	852,783	849,534	3,249	0.4%
Total liabilities and stockholders' equity	$7,902,637	$7,974,866	$(72,229)	-0.9%

Consolidated capital ratios
Equity to assets	10.79%	10.65%	0.14%
Tangible equity to tangible assets (1)	8.32%	8.20%	0.12%

Share data
Outstanding shares	64,445	65,132	(687)	-1.1%
Book value per share	$13.23	$13.04	$0.19	1.5%
Tangible book value per share (2)	$9.93	$9.77	$0.16	1.6%
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income (Loss)
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	Three Months Ended		Variance or Change	Variance or Change Pct.
	December 31, 2023	September 30, 2023
Interest income
Loans	$63,384	$62,769	$615	1.0%
Taxable investment securities	16,756	16,265	491	3.0%
Tax-exempt investment securities	84	87	(3)	-3.4%
Other interest-earning assets	2,401	2,047	354	17.3%
Total interest income	82,625	81,168	1,457	1.8%

Interest expense
Deposits	30,340	27,567	2,773	10.1%
Borrowings	16,446	14,441	2,005	13.9%
Total interest expense	46,786	42,008	4,778	11.4%
Net interest income	35,839	39,160	(3,321)	-8.5%
Provision for credit losses	2,105	245	1,860	759.2%
Net interest income after provision for credit losses	33,734	38,915	(5,181)	-13.3%

Non-interest income
Fees and service charges	624	748	(124)	-16.6%
Loss on sale and call of securities	(18,135)	—	(18,135)	—%
Gain on sale of loans	104	215	(111)	-51.6%
Loss on sale of other real estate owned	(974)	—	(974)	—%
Income from bank owned life insurance	5,967	1,666	4,301	258.2%
Electronic banking fees and charges	396	367	29	7.9%
Other income	812	1,014	(202)	-19.9%
Total non-interest income	(11,206)	4,010	(15,216)	-379.5%

Non-interest expense
Salaries and employee benefits	17,282	17,761	(479)	-2.7%
Net occupancy expense of premises	2,674	2,758	(84)	-3.0%
Equipment and systems	3,814	3,801	13	0.3%
Advertising and marketing	301	228	73	32.0%
Federal deposit insurance premium	1,495	1,524	(29)	-1.9%
Directors' compensation	393	393	—	—%
Other expense	3,808	3,309	499	15.1%
Total non-interest expense	29,767	29,774	(7)	—%
(Loss) income before income taxes	(7,239)	13,151	(20,390)	-155.0%
Income taxes	1,782	3,309	(1,527)	-46.1%
Net (loss) income	$(9,021)	$9,842	$(18,863)	-191.7%

Net (loss) income per common share (EPS)
Basic	$(0.14)	$0.16	$(0.30)
Diluted	$(0.14)	$0.16	$(0.30)

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$—
Cash dividends declared	$6,882	$6,989	$(107)
Dividend payout ratio	-76.3%	71.0%	-147.3%

Weighted average number of common shares outstanding
Basic	62,299	63,014	(715)
Diluted	62,367	63,061	(694)

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

(Dollars in Thousands)	Three Months Ended		Variance or Change	Variance or Change Pct.
	December 31, 2023	September 30, 2023
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$5,726,321	$5,788,074	$(61,753)	-1.1%
Taxable investment securities	1,509,165	1,516,393	(7,228)	-0.5%
Tax-exempt investment securities	15,025	15,483	(458)	-3.0%
Other interest-earning assets	139,740	130,829	8,911	6.8%
Total interest-earning assets	7,390,251	7,450,779	(60,528)	-0.8%
Non-interest-earning assets	554,492	568,723	(14,231)	-2.5%
Total assets	$7,944,743	$8,019,502	$(74,759)	-0.9%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,301,169	$2,245,831	$55,338	2.5%
Savings	664,926	719,508	(54,582)	-7.6%
Certificates of deposit	1,824,316	1,968,512	(144,196)	-7.3%
Total interest-bearing deposits	4,790,411	4,933,851	(143,440)	-2.9%
Borrowings:
Federal Home Loan Bank advances	1,513,497	1,386,473	127,024	9.2%
Other borrowings	142,283	158,098	(15,815)	-10.0%
Total borrowings	1,655,780	1,544,571	111,209	7.2%
Total interest-bearing liabilities	6,446,191	6,478,422	(32,231)	-0.5%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	597,294	612,251	(14,957)	-2.4%
Other non-interest-bearing liabilities	62,387	66,701	(4,314)	-6.5%
Total non-interest-bearing liabilities	659,681	678,952	(19,271)	-2.8%
Total liabilities	7,105,872	7,157,374	(51,502)	-0.7%
Stockholders' equity	838,871	862,128	(23,257)	-2.7%
Total liabilities and stockholders' equity	$7,944,743	$8,019,502	$(74,759)	-0.9%

Average interest-earning assets to average interest-bearing liabilities	114.65%	115.01%	-0.36%	-0.3%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended		Variance or Change
	December 31, 2023	September 30, 2023
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.43%	4.34%	0.09%
Taxable investment securities	4.44%	4.29%	0.15%
Tax-exempt investment securities (1)	2.25%	2.25%	—%
Other interest-earning assets	6.87%	6.26%	0.61%
Total interest-earning assets	4.47%	4.36%	0.11%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.91%	2.58%	0.33%
Savings	0.44%	0.47%	-0.03%
Certificates of deposit	2.82%	2.49%	0.33%
Total interest-bearing deposits	2.53%	2.23%	0.30%
Borrowings:
Federal Home Loan Bank advances	3.82%	3.54%	0.28%
Other borrowings	5.65%	5.46%	0.19%
Total borrowings	3.97%	3.74%	0.23%
Total interest-bearing liabilities	2.90%	2.59%	0.31%

Interest rate spread (2)	1.57%	1.77%	-0.20%
Net interest margin (3)	1.94%	2.10%	-0.16%

Non-interest income to average assets (annualized)	-0.56%	0.20%	-0.76%
Non-interest expense to average assets (annualized)	1.50%	1.49%	0.01%

Efficiency ratio (4)	120.84%	68.97%	51.87%

Return on average assets (annualized)	-0.45%	0.49%	-0.94%
Return on average equity (annualized)	-4.30%	4.57%	-8.87%
Return on average tangible equity (annualized) (5)	-5.77%	6.07%	-11.84%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$73,860	$57,219	$70,515	$194,568	$75,660
Securities available for sale	1,144,175	1,215,633	1,227,729	1,267,066	1,286,354
Securities held to maturity	141,959	143,730	146,465	149,764	153,786
Loans held-for-sale	14,030	3,934	9,591	5,401	12,940
Loans receivable	5,745,629	5,736,049	5,829,421	5,966,325	5,984,133
Less: allowance for credit losses on loans	(44,867)	(46,872)	(48,734)	(49,122)	(48,877)
Net loans receivable	5,700,762	5,689,177	5,780,687	5,917,203	5,935,256
Premises and equipment	45,928	46,868	48,309	49,589	50,953
Federal Home Loan Bank stock	83,372	81,509	71,734	76,319	69,022
Accrued interest receivable	30,258	29,766	28,133	28,794	27,368
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	2,189	2,323	2,457	2,590	2,732
Bank owned life insurance	260,869	294,491	292,825	291,220	289,673
Deferred income taxes, net	46,116	56,500	51,973	53,151	51,107
Other real estate owned	11,982	12,956	12,956	13,410	13,410
Other assets	136,242	129,865	110,546	89,366	110,162
Total assets	$7,902,637	$7,974,866	$8,064,815	$8,349,336	$8,289,318

Liabilities
Deposits:
Non-interest-bearing	$584,130	$595,141	$609,999	$617,778	$650,950
Interest-bearing	4,735,500	4,839,027	5,019,184	5,185,626	5,320,421
Total deposits	5,319,630	5,434,168	5,629,183	5,803,404	5,971,371
Borrowings	1,667,055	1,626,933	1,506,812	1,611,692	1,383,573
Advance payments by borrowers for taxes	16,742	16,907	18,338	18,706	17,307
Other liabilities	46,427	47,324	41,198	49,304	44,427
Total liabilities	7,049,854	7,125,332	7,195,531	7,483,106	7,416,678

Stockholders' Equity
Common stock	645	652	659	667	674
Paid-in capital	493,296	497,269	503,332	509,359	515,332
Retained earnings	444,561	460,464	457,611	452,605	449,489
Unearned ESOP shares	(21,889)	(22,375)	(22,862)	(23,348)	(23,834)
Accumulated other comprehensive loss	(63,830)	(86,476)	(69,456)	(73,053)	(69,021)
Total stockholders' equity	852,783	849,534	869,284	866,230	872,640
Total liabilities and stockholders' equity	$7,902,637	$7,974,866	$8,064,815	$8,349,336	$8,289,318

Consolidated capital ratios
Equity to assets	10.79%	10.65%	10.78%	10.37%	10.53%
Tangible equity to tangible assets (1)	8.32%	8.20%	8.35%	8.02%	8.16%

Share data
Outstanding shares	64,445	65,132	65,864	66,680	67,388
Book value per share	$13.23	$13.04	$13.20	$12.99	$12.95
Tangible book value per share (2)	$9.93	$9.77	$9.96	$9.79	$9.78
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,651,274	$2,699,151	$2,761,775	$2,835,852	$2,851,721
Nonresidential mortgage	947,287	946,801	968,574	1,002,643	1,017,341
Commercial business	144,134	149,229	146,861	162,038	177,530
Construction	221,933	230,703	226,609	215,524	186,663
Total commercial loans	3,964,628	4,025,884	4,103,819	4,216,057	4,233,255
One- to four-family residential mortgage	1,746,065	1,689,051	1,700,559	1,713,343	1,719,514
Consumer loans:
Home equity loans	43,517	42,896	43,549	44,376	45,690
Other consumer	2,728	2,644	2,549	2,592	2,648
Total consumer loans	46,245	45,540	46,098	46,968	48,338
Total loans, excluding yield adjustments	5,756,938	5,760,475	5,850,476	5,976,368	6,001,107
Unaccreted yield adjustments	(11,309)	(24,426)	(21,055)	(10,043)	(16,974)
Loans receivable, net of yield adjustments	5,745,629	5,736,049	5,829,421	5,966,325	5,984,133
Less: allowance for credit losses on loans	(44,867)	(46,872)	(48,734)	(49,122)	(48,877)
Net loans receivable	$5,700,762	$5,689,177	$5,780,687	$5,917,203	$5,935,256

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$—	$—	$—	$—	$—
Nonaccrual loans	28,089	37,912	42,627	44,026	40,549
Total nonperforming loans	28,089	37,912	42,627	44,026	40,549
Nonaccrual loans held-for-sale	9,700	—	—	—	8,650
Other real estate owned	11,982	12,956	12,956	13,410	13,410
Total nonperforming assets	$49,771	$50,868	$55,583	$57,436	$62,609

Nonperforming loans (% total loans)	0.49%	0.66%	0.73%	0.74%	0.68%
Nonperforming assets (% total assets)	0.63%	0.64%	0.69%	0.69%	0.76%

Classified loans	$94,676	$98,616	$93,526	$103,461	$86,069

Allowance for credit losses on loans (ACL):
ACL to total loans	0.78%	0.81%	0.83%	0.82%	0.81%
ACL to nonperforming loans	159.73%	123.63%	114.33%	111.57%	120.54%
Net charge-offs	$4,110	$2,107	$82	$206	$407
Average net charge-off rate (annualized)	0.29%	0.15%	0.01%	0.01%	0.03%

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Funding composition:
Deposits:
Non-interest-bearing deposits	$584,130	$595,141	$609,999	$617,778	$650,950
Interest-bearing demand	2,347,262	2,236,573	2,252,912	2,285,799	2,316,485
Savings	646,182	689,163	748,721	811,483	901,514
Certificates of deposit (retail)	1,283,676	1,300,382	1,377,028	1,327,343	1,354,907
Certificates of deposit (brokered and listing service)	458,380	612,909	640,523	761,001	747,515
Interest-bearing deposits	4,735,500	4,839,027	5,019,184	5,185,626	5,320,421
Total deposits	5,319,630	5,434,168	5,629,183	5,803,404	5,971,371

Borrowings:
Federal Home Loan Bank advances	1,432,055	1,456,933	1,281,812	1,156,692	1,256,573
Overnight borrowings	235,000	170,000	225,000	455,000	127,000
Total borrowings	1,667,055	1,626,933	1,506,812	1,611,692	1,383,573

Total funding	$6,986,685	$7,061,101	$7,135,995	$7,415,096	$7,354,944

Loans as a % of deposits	107.4%	104.8%	102.9%	102.1%	99.6%
Deposits as a % of total funding	76.1%	77.0%	78.9%	78.3%	81.2%
Borrowings as a % of total funding	23.9%	23.0%	21.1%	21.7%	18.8%

Uninsured deposits:
Uninsured deposits (reported) (1)	$1,813,122	$1,734,288	$1,771,416	$1,678,051	$1,815,854
Uninsured deposits (adjusted) (2)	$694,510	$683,265	$710,377	$705,727	$794,407
_________________________
(1)Uninsured deposits of Kearny Bank.
(2)Uninsured deposits of Kearny Bank adjusted to exclude deposits of its wholly-owned subsidiary and holding company and collateralized deposits of state and local governments.

Kearny Financial Corp.
Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest income
Loans	$63,384	$62,769	$62,044	$60,172	$57,996
Taxable investment securities	16,756	16,265	15,736	15,459	13,221
Tax-exempt investment securities	84	87	91	99	219
Other interest-earning assets	2,401	2,047	1,821	1,441	1,005
Total interest income	82,625	81,168	79,692	77,171	72,441

Interest expense
Deposits	30,340	27,567	26,226	22,246	18,822
Borrowings	16,446	14,441	13,286	12,554	8,836
Total interest expense	46,786	42,008	39,512	34,800	27,658
Net interest income	35,839	39,160	40,180	42,371	44,783
Provision for (reversal of) credit losses	2,105	245	(306)	451	1,671
Net interest income after provision for (reversal of) credit losses	33,734	38,915	40,486	41,920	43,112

Non-interest income
Fees and service charges	624	748	699	910	734
Loss on sale and call of securities	(18,135)	—	—	—	(15,227)
Gain (loss) on sale of loans	104	215	199	(2,373)	134
Loss on sale of other real estate owned	(974)	—	(139)	—	—
Income from bank owned life insurance	5,967	1,666	1,605	1,581	1,761
Electronic banking fees and charges	396	367	399	457	397
Other income	812	1,014	903	1,071	3,723
Total non-interest income	(11,206)	4,010	3,666	1,646	(8,478)

Non-interest expense
Salaries and employee benefits	17,282	17,761	17,315	18,005	19,921
Net occupancy expense of premises	2,674	2,758	2,862	3,097	2,987
Equipment and systems	3,814	3,801	3,511	3,537	3,867
Advertising and marketing	301	228	231	413	731
Federal deposit insurance premium	1,495	1,524	1,455	1,546	1,226
Directors' compensation	393	393	345	340	339
Other expense	3,808	3,309	3,042	3,414	3,579
Total non-interest expense	29,767	29,774	28,761	30,352	32,650
(Loss) income before income taxes	(7,239)	13,151	15,391	13,214	1,984
Income taxes	1,782	3,309	3,378	2,902	33
Net (loss) income	$(9,021)	$9,842	$12,013	$10,312	$1,951

Net (loss) income per common share (EPS)
Basic	$(0.14)	$0.16	$0.19	$0.16	$0.03
Diluted	$(0.14)	$0.16	$0.19	$0.16	$0.03

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.11	$0.11
Cash dividends declared	$6,882	$6,989	$7,007	$7,196	$7,172
Dividend payout ratio	-76.3%	71.0%	58.3%	69.8%	367.6%

Weighted average number of common shares outstanding
Basic	62,299	63,014	63,667	64,769	65,030
Diluted	62,367	63,061	63,667	64,783	65,038

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
(Dollars in Thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Interest-earning assets:
Loans receivable, including loans held-for-sale	$5,726,321	$5,788,074	$5,932,541	$5,986,669	$5,839,903
Taxable investment securities	1,509,165	1,516,393	1,529,582	1,558,222	1,527,578
Tax-exempt investment securities	15,025	15,483	16,346	17,663	37,917
Other interest-earning assets	139,740	130,829	128,158	131,682	114,175
Total interest-earning assets	7,390,251	7,450,779	7,606,627	7,694,236	7,519,573
Non-interest-earning assets	554,492	568,723	556,962	575,009	550,519
Total assets	$7,944,743	$8,019,502	$8,163,589	$8,269,245	$8,070,092

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,301,169	$2,245,831	$2,321,120	$2,363,762	$2,359,977
Savings	664,926	719,508	774,854	858,673	931,584
Certificates of deposit	1,824,316	1,968,512	2,057,818	2,069,396	2,192,722
Total interest-bearing deposits	4,790,411	4,933,851	5,153,792	5,291,831	5,484,283
Borrowings:
Federal Home Loan Bank advances	1,513,497	1,386,473	1,374,316	1,402,269	997,148
Other borrowings	142,283	158,098	100,055	1,611	—
Total borrowings	1,655,780	1,544,571	1,474,371	1,403,880	997,148
Total interest-bearing liabilities	6,446,191	6,478,422	6,628,163	6,695,711	6,481,431
Non-interest-bearing liabilities:
Non-interest-bearing deposits	597,294	612,251	608,765	634,324	666,846
Other non-interest-bearing liabilities	62,387	66,701	64,970	60,327	56,721
Total non-interest-bearing liabilities	659,681	678,952	673,735	694,651	723,567
Total liabilities	7,105,872	7,157,374	7,301,898	7,390,362	7,204,998
Stockholders' equity	838,871	862,128	861,691	878,883	865,094
Total liabilities and stockholders' equity	$7,944,743	$8,019,502	$8,163,589	$8,269,245	$8,070,092

Average interest-earning assets to average interest-bearing liabilities	114.65%	115.01%	114.76%	114.91%	116.02%

Kearny Financial Corp.
Performance Ratio Highlights

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Average yield on interest-earning assets:
Loans receivable, including loans held-for-sale	4.43%	4.34%	4.18%	4.02%	3.97%
Taxable investment securities	4.44%	4.29%	4.12%	3.97%	3.46%
Tax-exempt investment securities (1)	2.25%	2.25%	2.23%	2.23%	2.32%
Other interest-earning assets	6.87%	6.26%	5.68%	4.38%	3.52%
Total interest-earning assets	4.47%	4.36%	4.19%	4.01%	3.85%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.91%	2.58%	2.38%	2.01%	1.63%
Savings	0.44%	0.47%	0.48%	0.41%	0.41%
Certificates of deposit	2.82%	2.49%	2.24%	1.84%	1.50%
Total interest-bearing deposits	2.53%	2.23%	2.04%	1.68%	1.37%
Borrowings:
Federal Home Loan Bank advances	3.82%	3.54%	3.51%	3.58%	3.54%
Other borrowings	5.65%	5.46%	4.89%	5.15%	—%
Total borrowings	3.97%	3.74%	3.60%	3.58%	3.54%
Total interest-bearing liabilities	2.90%	2.59%	2.38%	2.08%	1.71%

Interest rate spread (2)	1.57%	1.77%	1.81%	1.93%	2.14%
Net interest margin (3)	1.94%	2.10%	2.11%	2.20%	2.38%

Non-interest income to average assets (annualized)	-0.56%	0.20%	0.18%	0.08%	-0.42%
Non-interest expense to average assets (annualized)	1.50%	1.49%	1.41%	1.47%	1.62%

Efficiency ratio (4)	120.84%	68.97%	65.60%	68.96%	89.93%

Return on average assets (annualized)	-0.45%	0.49%	0.59%	0.50%	0.10%
Return on average equity (annualized)	-4.30%	4.57%	5.58%	4.69%	0.90%
Return on average tangible equity (annualized) (5)	-5.77%	6.07%	7.41%	6.20%	1.20%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.
Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Adjusted net income:
Net (loss) income (GAAP)	$(9,021)	$9,842	$12,013	$10,312	$1,951
Non-recurring transactions - net of tax:
Branch consolidation expenses	—	—	—	568	—
Net effect of sale and call of securities	12,876	—	—	—	10,811
Net effect of sale of other assets	—	—	—	—	(2,081)
Severance expense from workforce realignment	—	—	—	—	538
Net effect of bank-owned life insurance restructure	2,708	—	—	—	—
Adjusted net income	$6,563	$9,842	$12,013	$10,880	$11,219

Calculation of pre-tax, pre-provision net revenue:
Net (loss) income (GAAP)	$(9,021)	$9,842	$12,013	$10,312	$1,951
Adjustments to net income (GAAP):
Provision for income taxes	1,782	3,309	3,378	2,902	33
Provision for (reversal of) credit losses	2,105	245	(306)	451	1,671
Pre-tax, pre-provision net revenue (non-GAAP)	$(5,134)	$13,396	$15,085	$13,665	$3,655

Adjusted earnings per share:
Weighted average common shares - basic	62,299	63,014	63,667	64,769	65,030
Weighted average common shares - diluted	62,367	63,061	63,667	64,783	65,038

Earnings per share - basic (GAAP)	$(0.14)	$0.16	$0.19	$0.16	$0.03
Earnings per share - diluted (GAAP)	$(0.14)	$0.16	$0.19	$0.16	$0.03

Adjusted earnings per share - basic (non-GAAP)	$0.11	$0.16	$0.19	$0.17	$0.17
Adjusted earnings per share - diluted (non-GAAP)	$0.11	$0.16	$0.19	$0.17	$0.17

Pre-tax, pre-provision net revenue per share:
Pre-tax, pre-provision net revenue per share - basic (non-GAAP)	$(0.08)	$0.21	$0.24	$0.21	$0.06
Pre-tax, pre-provision net revenue per share - diluted (non-GAAP)	$(0.08)	$0.21	$0.24	$0.21	$0.06

Adjusted return on average assets:
Total average assets	$7,944,743	$8,019,502	$8,163,589	$8,269,245	$8,070,092

Return on average assets (GAAP)	-0.45%	0.49%	0.59%	0.50%	0.10%
Adjusted return on average assets (non-GAAP)	0.33%	0.49%	0.59%	0.53%	0.56%

Adjusted return on average equity:
Total average equity	$838,871	$862,128	$861,691	$878,883	$865,094

Return on average equity (GAAP)	-4.30%	4.57%	5.58%	4.69%	0.90%
Adjusted return on average equity (non-GAAP)	3.13%	4.57%	5.58%	4.95%	5.19%

Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Adjusted return on average tangible equity:
Total average equity	$838,871	$862,128	$861,691	$878,883	$865,094
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(2,277)	(2,411)	(2,544)	(2,683)	(2,826)
Total average tangible equity	$625,699	$648,822	$648,252	$665,305	$651,373

Return on average tangible equity (non-GAAP)	-5.77%	6.07%	7.41%	6.20%	1.20%
Adjusted return on average tangible equity (non-GAAP)	4.20%	6.07%	7.41%	6.54%	6.89%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$29,767	$29,774	$28,761	$30,352	$32,650
Non-recurring transactions:
Branch consolidation expenses	—	—	—	(800)	—
Severance expense from workforce realignment	—	—	—	—	(757)
Non-interest expense (non-GAAP)	$29,767	$29,774	$28,761	$29,552	$31,893

Non-interest expense ratio (GAAP)	1.50%	1.49%	1.41%	1.47%	1.62%
Adjusted non-interest expense ratio (non-GAAP)	1.50%	1.49%	1.41%	1.43%	1.58%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$29,767	$29,774	$28,761	$29,552	$31,893

Net interest income (GAAP)	$35,839	$39,160	$40,180	$42,371	$44,783
Total non-interest income (GAAP)	(11,206)	4,010	3,666	1,646	(8,478)
Non-recurring transactions:
Net effect of sale and call of securities	18,135	—	—	—	15,227
Net effect of sale of other assets	—	—	—	—	(2,931)
Net effect of bank-owned life insurance restructure	(4,232)	—	—	—	—
Total revenue (non-GAAP)	$38,536	$43,170	$43,846	$44,017	$48,601

Efficiency ratio (GAAP)	120.84%	68.97%	65.60%	68.96%	89.93%
Adjusted efficiency ratio (non-GAAP)	77.24%	68.97%	65.60%	67.14%	65.62%